                                                                    EXHIBIT 10.1

                              SCOTT PAPER COMPANY
                             150 E. Palmetto Park
                                   Suite 415
                             Boca Raton, FL  33432



July 16, 1995


Mr. Albert J. Dunlap
Chairman of the Board and
   Chief Executive Officer
Scott Paper Company
150 E. Palmetto Park
Suite 415
Boca Raton, FL  33432

Dear Mr. Dunlap:

This letter will advise you that your employment with Scott Paper Company ("Scott") will terminate immediately following the Effective Time. This letter will acknowledge that under your Employment Agreement with Scott dated April 19, 1994, your termination of employment entitles you to receive at the Effective Time the cash payments and benefits set forth on Schedule A to this letter and that the 80,000 shares of restricted stock held by you under the Company's 1994 Long Term Incentive Plan will vest upon the Effective Time.

Terms used in this letter and in Schedule A hereto which are defined in the Agreement and Plan of Merger among Kimberly-Clark Corporation, a newly formed Pennsylvania wholly owned subsidiary of Kimberly-Clark Corporation, and Scott, dated as of July 16, 1995 (the "Merger Agreement"), shall have the meanings set forth in the Merger Agreement.

Very truly yours,



Scott Paper Company



By:_____________________________

                                  SCHEDULE A
                         TO LETTER TO ALBERT J. DUNLAP
                              DATED JULY 16, 1995


Section references below are to the Employment Agreement between Albert J. Dunlap and Scott Paper Company ("Scott") dated as of April 19, 1994 (the "Employment Agreement"). The payments set forth below are determined pursuant to Section 9(d) of the Employment Agreement./1/



      Section No.               Description                  Amount
      -----------               -----------                  ------

      4(a)                      Salary                       $3,500,000/2/

      4(c)                      Termination Bonus            $7,500,000

      4(e), (h),                Benefits                     $  285,000
       (i) and (j)

      4(f)                      Vacation                     $  153,846

      4(g)                      Automobile                   In kind




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/1/ All amounts payable to Mr. Dunlap under Scott's 401(k) plan, savings plans, retirement plan, deferred compensation plans, and other plans under which he is a participant, and which are not otherwise referred to in this Schedule, shall be paid to Mr. Dunlap according to their respective terms.

/2/ Assumes an Effective Time of October 19, 1995; such amount will be appropriately adjusted if the Effective Time is on a date other than October 19, 1995 in accordance with the terms of the Employment Agreement.